UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 26, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 3.02	Unregistered Sales of Equity Securities

On March 26, 2013, MusclePharm Corporation (the “Company”) sold an aggregate of 588,236 shares of its common stock, $0.001 par value per share (the “Common Stock”) at a per share price of $8.50 in a private placement (the “Private Placement”) to certain accredited investors (the “Purchasers”) for an aggregate purchase price of $5,000,006.

The Common Stock was sold pursuant to a subscription agreement dated March 26, 2013 (the “Subscription Agreement”) between the Company and the Purchasers. The Subscription Agreement contained customary terms regarding, among other things, representations and warranties and indemnification.

The Company has entered into registration rights agreements with the Purchasers, pursuant to which the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission covering all shares of Common Stock sold in the Private Placement within 90 days of the final closing of the Private Placement (the “Filing Date”).  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective as soon as practicable after the Filing Date.

The Company is obligated to pay the Purchasers a fee of 1.5% per month of the Purchaser’s investment, payable in cash, for every thirty (30) day period up to a maximum of 5%, following the Filing Date that the registration statement has not been filed; provided, however, that the Company shall not be obligated to pay any such damages under certain circumstances, as more fully set forth in the Registration Rights Agreement.

In connection with the foregoing private placement, the Company paid a registered broker dealer approximately $90,000.

Copies of the Subscription Agreement and the Registration Rights Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the exhibits. A copy of a related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company issued the foregoing shares of Common Stock in reliance on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: March 27, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President